Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-90275, No. 333-90277 and No. 333-72734) of Plug Power Inc. of our report dated July 31, 2002, relating to the consolidated financial statements and financial statement schedules of H Power Corp., which appears in Plug Power’s Registration Statement on Form S-4 (No. 333-101567) filed with the Securities and Exchange Commission on February 12, 2003.

/s/  PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 9, 2003